Exhibit 8.1

White & Case LLP

1155 Avenue of the Americas

New York, NY 10036

Phone: 212-819-8200

Fax: 212-354-8113

August 26, 2013

Kansas City Southern de México, S.A. de C.V.

Montes Urales 625

Lomas de Chapultepec

11000 México, D.F.

México

Re:	Kansas City Southern de México, S.A. de C.V
Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special United States legal counsel to Kansas City Southern de México, S.A. de C.V., a corporation with variable capital (sociedad anónima de capital variable) organized under the laws of the United Mexican States (the “Company”), in connection with the proposed offers by the Company (i) to exchange (the “2020 Notes Exchange Offer”) up to $275,000,000 in aggregate principal amount of the Company’s 2.35% Senior Notes due 2020 (the “2020 Exchange Notes”) for and in replacement of the Company’s outstanding unregistered $275,000,000 in aggregate principal amount of 2.35% Senior Notes due 2020 (the “2020 Outstanding Notes”) and (ii) to exchange (the “2023 Notes Exchange Offer” and, together with the 2020 Notes Exchange Offer, the “Exchange Offers”) up to $450,000,000 in aggregate principal amount of the Company’s 3.00% Senior Notes due 2023 (the “2023 Exchange Notes” and, together with the 2020 Exchange Notes, the “Exchange Notes”) for and in replacement of the Company’s outstanding unregistered $450,000,000 in aggregate principal amount of 3.00% Senior Notes due 2023 (the “2023 Outstanding Notes”), pursuant to a Registration Statement on Form S-4 (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The 2020 Outstanding Notes have been, and the 2020 Exchange Notes will be, issued under an Indenture, dated as of May 3, 2013 (the “2020 Notes Indenture”), between the Company and U.S. Bank National Association, as trustee, transfer agent, principal paying agent and registrar (the “Trustee”). The 2023 Outstanding Notes have been, and the 2023 Exchange Notes will be, issued under an Indenture, dated as of May 3, 2013 (the “2023 Notes Indenture” and, together with the 2020 Notes Indenture, the “Indentures”), between the Company and the Trustee.

In connection herewith, we have examined the Indentures and the Registration Statement. In addition, we have examined and relied on the originals or copies, certified or otherwise identified to our satisfaction, of such other documents as we have deemed appropriate in order to express the opinions set forth below. In such examination, we have assumed the genuineness of all signatures on original documents and the authenticity of all documents submitted to us as conformed or photostatic copies, and the authenticity of the originals of such latter documents.

The discussion set forth in the subsection titled “Material U.S. Federal Income Taxation” included in the section titled “Taxation” in the Registration Statement, which subsection is hereby incorporated by reference into this opinion letter, constitutes our opinion of the material United States federal income tax consequences of the acquisition, ownership and disposition of Exchange Notes by a holder thereof.

Our opinion is conditioned on, among other things, the initial and continuing accuracy of the facts, statements and representations set forth in the Registration Statement.

The opinion set forth above is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated or proposed thereunder, current positions of the Internal Revenue Service (the “IRS”) contained in published revenue rulings, revenue procedures and announcements, existing judicial decisions and other applicable authorities. No tax ruling has been sought from the IRS with respect to any of the matters discussed herein. Unlike a ruling from the IRS, an opinion of counsel is not binding on the IRS. Hence, no assurance can be given that the opinion stated in this letter will not be successfully challenged by the IRS or by a court. We express no opinion concerning any tax consequences of the Exchange Offer except as expressly set forth above.

We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

            Yours very truly,

            /s/ White & Case LLP

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